UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 16, 2017 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure

On May 16, 2017, REVA Medical, Inc. (“REVA” or the “Company”) announced that Dr. Alexandre Abizaid from the Institute Dante Pazzanese of Cardiology in Sao Paulo, Brazil, presented 12-month FANTOM II clinical trial results at the Paris Course on Revascularization, or EuroPCR 2017, being held in Paris, France, this week. The announcement and presentation materials delivered are attached hereto as Exhibit 99.1. A copy of the presentation materials will be posted under the Investor Relations section of REVA’s website at www.revamedical.com.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, this information including Exhibits 99.1  and 99.2 are furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Cover Announcement entitled, “REVA Announces Positive 12-Month Clinical Results”
99.2	Presentation entitled, “The FANTOM II Study: First Report for the 12-month clinical outcomes of the Fantom sirolimus-eluting bioresorbable scaffold”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: May 16, 2017	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)

Index to Exhibits

Exhibit Number	Description of Exhibits
99.1	Cover Announcement entitled, “REVA Announces Positive 12-Month Clinical Results”
99.2	Presentation entitled, “The FANTOM II Study: First Report for the 12-month clinical outcomes of the Fantom sirolimus-eluting bioresorbable scaffold”